                                                                      EXHIBIT 12

                                CLECO CORPORATION
                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                     AND EARNINGS TO COMBINED FIXED CHARGES
                          AND PREFERRED STOCK DIVIDENDS
                 For the twelve months ended September 30, 1998
                                   (Unaudited)


                                                                  (In thousands,
                                                                  except ratios)
                                                                  --------------

Earnings                                                             $ 55,706
Income taxes                                                           29,653
                                                                     --------
    Earnings from continuing operations before income taxes          $ 85,359
                                                                     --------
Fixed charges:
    Interest, long-term debt                                         $ 23,665
    Interest, other (including interest on short-term debt)             3,678
    Amortization of debt expense, premium, net                          1,251
    Portion of rentals representative of an interest factor               513
                                                                     --------
          Total fixed charges                                        $ 29,107
                                                                     --------
          Earnings from continuing operations before
             income taxes and fixed charges                          $114,466
                                                                     ========
          Ratio of earnings to fixed charges                             3.93x
                                                                     ========

Fixed charges from above                                             $ 29,107
Preferred stock dividends*                                              2,845
                                                                     --------

    Total fixed charges and preferred stock dividends                $ 31,952
                                                                     ========
    Ratio of earnings to combined fixed charges and
        preferred stock dividends                                        3.58x
                                                                     ========
* Preferred stock dividends multiplied by the ratio of pretax income to net income.